Exhibit 1.01

CONFLICT MINERALS REPORT

For the Year Ended December 31, 2020

Introduction

This report for the year ended December 31, 2020 has been prepared by Ribbon Communications Inc. (the “Company”, “Ribbon”, “we,” “us,” or “our”) to comply with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended.  The Rule imposes certain disclosure and reporting obligations on companies that report with the SEC and which manufacture, or contract to have manufactured, products containing conflict minerals that are necessary to the functionality or production of those products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively, “Conflict Minerals”).

We have determined that some of the products that we manufactured or contracted to manufacture, and which continue to be manufactured or contracted to manufacture by us through the end of reporting year 2020 (“Ribbon Products”) include Conflict Minerals.

Company Overview

We are a leading global provider of communications technology to service providers and enterprises. We provide a broad range of software and high-performance hardware products, solutions and services that enable the secure delivery of data and voice communications for residential consumers and for small, medium, and large enterprises and industry verticals such as finance, education, government, utilities, and transportation. Our mission is to create a recognized global technology leader providing cloud-centric solutions that enable the secure exchange of information, with unparalleled scale, performance, and elasticity. We are headquartered in Plano, Texas, and have a global presence, with research and development, sales and support locations in over thirty-five countries around the world.

Conflict Minerals Policy

We have adopted a Conflict Minerals Policy and communicated such policy to our suppliers.  This policy is available on the Investor Relations-Corporate Governance section of the Company’s website at http://investors.ribboncommunications.com/corporate-governance/governance-highlights.

Products Overview

This report covers the following Ribbon Products that were manufactured in 2020 (the “2020 Ribbon Products”): SBCs, DSCs, Voice over IP (VoIP) trunking solutions, policy/routing servers, media and signaling gateways, including the GSX 9000 High-Density Media Gateway, and network analytics tools.

Ribbon acquired ECI Telecom Group Ltd. (“ECI”) and its subsidiaries in March 2020 and this report does not cover the products manufactured or contracted to be manufactured by ECI.

Supply Chain and Reasonable Country of Origin Inquiry

We have determined that Conflict Minerals are necessary to the functionality or production of Ribbon Products manufactured or contracted to be manufactured during 2020.  We utilize an outsourced supply chain model pursuant to which our contract manufacturers procure materials on our behalf.  Our supply chain is multi-tiered, global and complex, and we outsource the manufacturing of our hardware products such that we are many steps removed from the mining and smelting or refining of Conflict Minerals.  Therefore, we rely upon our suppliers to provide information on the origin, source and chain of custody of the Conflict Minerals contained in product components and materials.  Some of these suppliers may themselves purchase from lower tier suppliers and not directly from a miner, smelter or refiner.

The Company conducted a Reasonable Country of Origin Inquiry (“RCOI”) to determine whether any of the Conflict Minerals in our 2020 Ribbon Products originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”) and whether the Conflict Minerals are from recycled or scrap sources.  Based on our RCOI, we know or have reason to believe that some of the Conflict Minerals in our 2020 Ribbon Products originated in the Covered Countries and are not from recycled or scrap sources.

Ribbon’s RCOI measures included conducting a supply-chain survey with in-scope suppliers using the Responsible Minerals Initiative (“RMI”) Reporting Template (the “Template”). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding the supplier’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the Template contains questions about the origin of Conflict Minerals included in the company’s products, as well as supplier due diligence. The Template was designed to provide companies with sufficient information regarding their suppliers’ practices with respect to the sourcing of Conflict Minerals to enable such companies to comply with the requirements of the Rule.

Due Diligence Process

In accordance with the Rule, Ribbon undertook due diligence on the source and chain of custody of the Conflict Minerals in the 2020 Ribbon Products that originated or may have originated in the Covered Countries.  The Company’s due diligence measures were designed to conform, in all material respects, to the internationally recognized due diligence framework in The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related supplements.

Due Diligence Measures

Ribbon performed the following due diligence measures in accordance with the OECD Guidance and the Rule:

OECD Guidance Step 1: Establish Strong Company Management Systems

•	Ribbon’s Conflict Minerals compliance efforts are overseen by the Company’s Vice President, Manufacturing, Operations and Supply Chain and its manufacturing department, and supported and sponsored by the Company’s engineering, audit and legal departments. Ribbon employees who are responsible for Conflict Minerals compliance have received training regarding Conflict Minerals compliance. The team was structured to ensure critical information, including our policies related to this subject matter, reached relevant employees and suppliers. To the extent red flags or other issues are identified in the supplier data acquisition or engagement processes, these issues and red flags will be addressed first by the responsible individuals within the engineering, audit and legal departments, and, if deemed necessary, will then be reported to and reviewed by the Audit Committee (the “Audit Committee”) of the Board of Directors at regularly schedule meetings on an annual basis.

•	Ribbon also engaged SiliconExpert Technologies, a provider of electronic component data and BOM Management software to the electronics industry (“SiliconExpert”), to assist with its Conflict Minerals compliance efforts. Frequent status meetings are held between Ribbon’s Conflict Minerals support team and SiliconExpert, with Ribbon management receiving status updates on progress and due diligence efforts on a regular and timely basis.

•	In addition, Ribbon has a Conflict Minerals Policy and communicates such policy to its suppliers, which is available on our Investor Relations — Corporate Governance section of our website at http://investors.ribboncommunications.com/governance.cfm.

•	To the extent any employee, officer or director has concerns or grievances about the Company’s potential use of Conflict Minerals, such individual is urged to contact his or her manager, the Company’s Chief Financial Officer, the Chief Legal Officer or other member of senior management, the Employee Hotline (which, to the extent permitted by local law) can be used on an anonymous basis) or the Audit Committee.

•	Ribbon established documentation and record maintenance mechanisms to ensure the retention of information relevant to the Company’s Conflict Minerals Policy electronically.

OECD Guidance Step 2: Identify and Assess Risk in the Supply Chain

•	Ribbon reviewed the information reported on the Template by its suppliers and followed up with any additional questions. To the extent an in-scope supplier had follow-up questions, Ribbon responded with all requested information, including part numbers and manufacturing lots to identify how the supplies were used in the Ribbon Products.

•	Untimely or incomplete responses as well as inconsistencies within the data reported by suppliers were addressed directly with respective suppliers to provide the required and/or revised responses. Ribbon utilizes a series of escalating responses to address the failure of a supplier to provide the information required by the Template.

•	Ribbon’s engineering, audit and legal departments manage the collection of information reported on the Template by its suppliers.

•	Ribbon collected a list of smelters/processors that are in our supply chain for the Ribbon Products using the Template and reconciled this list to the list of smelter facilities designated by the Responsible Minerals Assurance Process (“RMAP”). Ribbon has provided that list in this report.

•	Ribbon, through SiliconExpert, followed up with suppliers that did not respond initially to our requests to complete the Template.

OECD Guidance Step 3: Design and Implement a Strategy to Respond to Identified Risks

•	Ribbon adopted and used the Template to monitor and mitigate supply chain risk and took the steps described above.

•	Ribbon worked with certain suppliers to better educate them on the Conflict Minerals process.

•	Members of the Conflict Minerals team periodically report to senior management as well as the Audit Committee on program developments and progress.

OECD Guidance Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence

•	Given that we do not generally have a direct relationship with the smelters and refineries that process the Conflict Minerals that are present in our Ribbon Products, we rely on the RMI to conduct audits of and validate the conflict-free status of smelters and refineries that source from Covered Countries. We have not relied on supplier representations concerning the conflict status of their smelters, but have required industry certification such as through the RMAP before concluding that a smelter or refinery is conflict free. We understand that this program is continuing to audit smelters and refineries to add to its Conflict-Free Smelter List.

OECD Guidance Step 5: Report on Supply Chain Due Diligence

•	As required by the Rule, we have filed a Form SD and a Conflict Minerals Report as an exhibit thereto for the 2020 calendar year reporting period. In accordance with OECD Guidance and the Rule, this report is available on our Investor Relations — Corporate Governance section of our website at http://investors.ribboncommunications.com/governance.cfm.

Due Diligence Results

We contacted 100% of in-scope suppliers for the 2020 Ribbon Products and received some degree of a response all of them. Approximately 83% of the suppliers provided completed responses to the survey. The large majority of the completed responses received provided conflict mineral data and a declaration at a “Company Level” (supplier/company declaration represents all the supplier’s products) or “Divisional Level” (supplier/company declaration represents all the supplier’s products from a division of the company).  As a result, we are unable to determine whether any of the Conflict Minerals reported by the suppliers were contained in specific components or parts supplied to us with regard to Ribbon Products.

Further, while our suppliers for the Ribbon Products identified certain of the smelters and refineries that provided Conflict Minerals, the responses did not provide specific information regarding the smelters or refineries of the Conflict Minerals in the particular components used in the 2020 Ribbon Products.  Due to this lack of information, Ribbon is unable to determine with specificity the facilities used to process those necessary Conflict Minerals or their country of origin for the 2020 Ribbon Products.  Based on the responses we received from our suppliers, however, we believe the facilities used to produce the Conflict Minerals in the 2020 Ribbon Products may include the smelters and refineries listed in Annex A.  In addition, based on the supplier responses, we believe the countries of origin of the Conflict Minerals in the 2020 Ribbon Products may include those listed in Annex B.

Risk Mitigation Steps to Be Taken for 2021 Due Diligence

We intend to take the following steps, as appropriate, during the next compliance period to further improve our due diligence process and results and to further mitigate the risk that our necessary Conflict Minerals benefit armed groups in the DRC or adjoining countries:

•	Continue to focus on additional ways to improve quality and quantity of supplier response rates;
•	Continue to work with suppliers to better educate them on the process;
•	Continue to compare survey results to information collected via independent conflict free smelter validation programs such as the RMAP;
•	Seek to implement standard procedures for corrective action or phasing out of suppliers not found to be DRC conflict free;
•	Continue to adhere to the OECD Guidance; and
•	Seek to work with suppliers who use appropriate due diligence methods and have continuous monitoring of both the direct and indirect supply chain to avoid procurement or use of Conflict Minerals.

Audit

An independent private sector audit was not required for reporting year 2020.

Important Information Regarding Forward-Looking Statements

The information in this report contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this report, including statements in the section “Risk Mitigation Steps to Be Taken for 2021 Due Diligence,” are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.

Ribbon therefore cautions readers against undue reliance on any of these forward-looking statements.  Any forward-looking statement made by Ribbon in this report speaks only as of the date of this report.  Ribbon undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Documents Incorporated by Reference

Unless otherwise stated herein, any documents, third party materials or references to websites (including Ribbon’s) are not incorporated by reference in, or considered to be a part of, this report unless expressly incorporated by reference herein.

Annex A

We present in this report a list of smelters or refineries provided by those suppliers who completed the smelter list on our Template, to the extent reasonably determinable, and that may have provided Conflict Minerals in any of the 2020 Ribbon Products.  The table below includes only facilities, to the extent known, that have been validated by the RMI as facilities that are certified Conflict-Free or are listed on the Template as a “known smelters or refineries”.  Smelters and refineries that are denoted with an asterisk (*) in the table below have received a “conflict free” designation from an independent third party audit program.

Metal	Smelter Name	Smelter Facility Location: Country
Gold (Au)	8853 S.p.A.*	ITALY
Gold (Au)	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold (Au)	Advanced Chemical Company*	UNITED STATES OF AMERICA
Gold (Au)	African Gold Refinery	UGANDA
Gold (Au)	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold (Au)	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold (Au)	Al Etihad Gold Refinery DMCC*	UNITED ARAB EMIRATES
Gold (Au)	Al Ghaith Gold	UNITED ARAB EMIRATES
Gold (Au)	Alexy Metals	UNITED STATES OF AMERICA
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN
Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao*	BRAZIL
Gold (Au)	Argor-Heraeus S.A.*	SWITZERLAND
Gold (Au)	ARY Aurum Plus	UNITED ARAB EMIRATES
Gold (Au)	Asahi Pretec Corp.*	JAPAN
Gold (Au)	Asahi Refining Canada Ltd.*	CANADA
Gold (Au)	Asahi Refining USA Inc.*	UNITED STATES OF AMERICA
Gold (Au)	Asaka Riken Co., Ltd.*	JAPAN
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold (Au)	AU Traders and Refiners*	SOUTH AFRICA
Gold (Au)	Augmont Enterprises Private Limited	INDIA
Gold (Au)	AURA-II	UNITED STATES OF AMERICA
Gold (Au)	Aurubis AG*	GERMANY
Gold (Au)	Bangalore Refinery*	INDIA
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold (Au)	Bauer Walser AG	GERMANY
Gold (Au)	Boliden AB*	SWEDEN
Gold (Au)	Bredengen AS	NORWAY
Gold (Au)	C. Hafner GmbH + Co. KG*	GERMANY
Gold (Au)	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold (Au)	Caridad	MEXICO
Gold (Au)	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold (Au)	Cendres + Metaux S.A.*	SWITZERLAND
Gold (Au)	CGR Metalloys Pvt Ltd.	INDIA
Gold (Au)	Chimet S.p.A.*	ITALY
Gold (Au)	China National Gold Group Corporation	CHINA
Gold (Au)	Chugai Mining*	JAPAN
Gold (Au)	Colt Refining	UNITED STATES OF AMERICA
Gold (Au)	Daejin Indus Co., Ltd.	REBUBLIC OF KOREA
Gold (Au)	DaeryongENC	REBUBLIC OF KOREA
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold (Au)	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold (Au)	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold (Au)	DODUCO Contacts and Refining GmbH*	GERMANY
Gold (Au)	DODUCO Holding GmbH	GERMANY
Gold (Au)	Dowa*	JAPAN
Gold (Au)	DSC (Do Sung Corporation)*	Republic of KOREA
Gold (Au)	Eco-System Recycling Co., Ltd. East Plant*	JAPAN

Gold (Au)	Eco-System Recycling Co., Ltd. North Plant*	JAPAN
Gold (Au)	Eco-System Recycling Co., Ltd. West Plant*	JAPAN
Gold (Au)	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold (Au)	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold (Au)	Faggi Enrico S.p.A.	ITALY
Gold (Au)	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold (Au)	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold (Au)	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold (Au)	Geib Refining Corporation*	UNITED STATES OF AMERICA
Gold (Au)	Gold Coast Refinery	GHANA
Gold (Au)	Gold Refinery of Zijin Mining Group Co., Ltd.*	CHINA
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold (Au)	Guangdong Hua Jian Trade Co., Ltd.	CHINA
Gold (Au)	Guangdong Jinding Gold Limited	CHINA
Gold (Au)	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	CHINA
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold (Au)	Hang Seng Technology	CHINA
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold (Au)	Heimerle + Meule GmbH*	GERMANY
Gold (Au)	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold (Au)	Heraeus Germany	GERMANY
Gold (Au)	Heraeus Germany GmbH Co. KG	GERMANY
Gold (Au)	Heraeus Metals Hong Kong Ltd.*	CHINA
Gold (Au)	Hetai Gold Mineral Guangdong Co., Ltd.	CHINA
Gold (Au)	Hop Hing electroplating factory Zhejiang	CHINA
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold (Au)	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold (Au)	Hung Cheong Metal Manufacturing Limited	CHINA
Gold (Au)	HwaSeong CJ CO., LTD.	REBUBLIC OF KOREA
Gold (Au)	Industrial Refining Company	BELGIUM
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA
Gold (Au)	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold (Au)	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold (Au)	Istanbul Gold Refinery*	TURKEY
Gold (Au)	Italpreziosi*	ITALY
Gold (Au)	JALAN & Company	INDIA
Gold (Au)	Japan Mint*	JAPAN
Gold (Au)	Jiangxi Copper Co., Ltd.*	CHINA
Gold (Au)	Jin Jinyin Refining Co., Ltd.	CHINA
Gold (Au)	Jinli Enterprice Co., Ltd	TAIWAN
Gold (Au)	Jinlong Copper Co., Ltd.	CHINA
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold (Au)	JSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold (Au)	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold (Au)	K.A Rasmussen as	NORWAY
Gold (Au)	K.A. Rasmussen	NORWAY
Gold (Au)	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold (Au)	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold (Au)	Kazzinc*	KAZAKHSTAN
Gold (Au)	Kennecott Utah Copper LLC*	UNITED STATES OF AMERICA
Gold (Au)	KGHM Polska Miedz Spolka Akcyjna*	POLAND

Gold (Au)	Kojima Chemicals Co., Ltd.*	JAPAN
Gold (Au)	Korea Metal Co., Ltd.	REBUBLIC OF KOREA
Gold (Au)	Korea Zinc Co., Ltd.*	REBUBLIC OF KOREA
Gold (Au)	Kosak Seiren	JAPAN
Gold (Au)	Kundan Care Products Ltd.	INDIA
Gold (Au)	Kyrgyzaltyn JSC*	KYRGYZSTAN
Gold (Au)	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold (Au)	L'azurde Company For Jewelry	SAUDI ARABIA
Gold (Au)	Lingbao Gold Co., Ltd.	CHINA
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold (Au)	L'Orfebre S.A.*	ANDORRA
Gold (Au)	LS-NIKKO Copper Inc.*	REBUBLIC OF KOREA
Gold (Au)	LT Metal Ltd.*	REBUBLIC OF KOREA
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold (Au)	Marsam Metals*	BRAZIL
Gold (Au)	Materion*	UNITED STATES OF AMERICA
Gold (Au)	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold (Au)	MD Overseas	INDIA
Gold (Au)	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold (Au)	Metal Concentrators SA (Pty) Ltd.*	SOUTH AFRICA
Gold (Au)	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold (Au)	Metalor Technologies (Suzhou) Ltd.*	CHINA
Gold (Au)	Metalor Technologies S.A.*	SWITZERLAND
Gold (Au)	Metalor USA Refining Corporation*	UNITED STATES OF AMERICA
Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.*	MEXICO
Gold (Au)	Mitsubishi Materials Corporation*	JAPAN
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold (Au)	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold (Au)	Modeltech Sdn Bhd	MALAYSIA
Gold (Au)	Morris and Watson	NEW ZEALAND
Gold (Au)	Morris and Watson Gold Coast	AUSTRALIA
Gold (Au)	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.*	TURKEY
Gold (Au)	Navoi Mining and Metallurgical Combinat*	UZBEKISTAN
Gold (Au)	NH Recytech Company	REBUBLIC OF KOREA
Gold (Au)	Nihon Material Co., Ltd.*	JAPAN
Gold (Au)	Nihon Superior Co., Ltd.	JAPAN
Gold (Au)	Nohon Material Corporation	JAPAN
Gold (Au)	Nyrstar Metals	UNITED STATES OF AMERICA
Gold (Au)	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold (Au)	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	RUSSIAN FEDERATION
Gold (Au)	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold (Au)	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Gold (Au)	PAMP S.A.*	SWITZERLAND
Gold (Au)	Pease & Curren	UNITED STATES OF AMERICA
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold (Au)	Planta Recuperadora de Metales SpA*	CHILE
Gold (Au)	Precious Metals Sales Corp.	UNITED STATES OF AMERICA
Gold (Au)	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold (Au)	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold (Au)	PT Timah Tbk Kundur	INDONESIA
Gold (Au)	PT Timah Tbk Mentok	INDONESIA
Gold (Au)	PX Precinox S.A.*	SWITZERLAND

Gold (Au)	QG Refining, LLC	UNITED STATES OF AMERICA
Gold (Au)	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold (Au)	Realized the Enterprise Co., Ltd.	CHINA
Gold (Au)	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold (Au)	REMONDIS PMR B.V.*	NETHERLANDS
Gold (Au)	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold (Au)	Rio Tinto Group	AUSTRALIA
Gold (Au)	Royal Canadian Mint*	CANADA
Gold (Au)	SAAMP*	FRANCE
Gold (Au)	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold (Au)	Safimet S.p.A*	ITALY
Gold (Au)	SAFINA A.S.*	CZECHIA
Gold (Au)	Sai Refinery	INDIA
Gold (Au)	Samduck Precious Metals*	REBUBLIC OF KOREA
Gold (Au)	Samwon Metals Corp.	REBUBLIC OF KOREA
Gold (Au)	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold (Au)	SAXONIA Edelmetalle GmbH*	GERMANY
Gold (Au)	Schone Edelmetaal B.V.	NETHERLANDS
Gold (Au)	Sellem Industries Ltd.	MAURITANIA
Gold (Au)	SEMPSA Joyeria Plateria S.A.*	SPAIN
Gold (Au)	Shan Dong Huangjin	CHINA
Gold (Au)	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
Gold (Au)	Shandon Jin Jinyin Refining Limited	CHINA
Gold (Au)	Shandong Gold Smelting Co., Ltd.*	CHINA
Gold (Au)	Shandong Hengbang Smelter Co., Ltd.	CHINA
Gold (Au)	Shandong Humon Smelting Co., Ltd.	CHINA
Gold (Au)	Shandong penglai gold smelter	CHINA
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold (Au)	Shandong Yanggu Xiangguang Co., Ltd.	CHINA
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold (Au)	Shangdong Humon Smelting Co., Ltd.	CHINA
Gold (Au)	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA
Gold (Au)	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold (Au)	Shenzhen Zhonghenglong Real Industry Co.,Ltd.	CHINA
Gold (Au)	Shirpur Gold Refinery Ltd.	INDIA
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold (Au)	Singway Technology Co., Ltd.*	TAIWAN
Gold (Au)	Sino-Platinum Metals Co., Ltd.	CHINA
Gold (Au)	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold (Au)	Solar Applied Materials Technology Corp.*	TAIWAN
Gold (Au)	Sovereign Metals	INDIA
Gold (Au)	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold (Au)	Sudan Gold Refinery	SUDAN
Gold (Au)	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold (Au)	Suner AS	NORWAY
Gold (Au)	SungEel HiMetal Co., Ltd.*	REBUBLIC OF KOREA
Gold (Au)	Suntain Co., Ltd.	TAIWAN
Gold (Au)	Super Dragon Technology Co., Ltd.	CHINA
Gold (Au)	SuZhou ShenChuang recycling Ltd.	CHINA
Gold (Au)	T.C.A S.p.A*	ITALY
Gold (Au)	TAIWAN TOTAI CO., LTD.	TAIWAN
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold (Au)	Tokuriki Honten Co., Ltd.*	JAPAN
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Gold (Au)	TOO Tau-Ken-Altyn*	KAZAKHSTAN
Gold (Au)	Torecom*	REBUBLIC OF KOREA
Gold (Au)	Tsai Brother industries	TAIWAN
Gold (Au)	TSK Pretech*	REBUBLIC OF KOREA
Gold (Au)	Umicore Brasil Ltda.	BRAZIL
Gold (Au)	Umicore Precious Metals Thailand*	THAILAND
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM
Gold (Au)	United Precious Metal Refining, Inc.*	UNITED STATES OF AMERICA
Gold (Au)	Universal Precious Metals Refining Zambia	ZAMBIA
Gold (Au)	Valcambi S.A.*	SWITZERLAND
Gold (Au)	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA
Gold (Au)	WANG TING	CHINA
Gold (Au)	Western Australian Mint (T/a The Perth Mint)*	AUSTRALIA
Gold (Au)	WIELAND Edelmetalle GmbH*	GERMANY
Gold (Au)	Wuzhong Group	CHINA
Gold (Au)	Xiamen JInbo Metal Co., Ltd.	CHINA
Gold (Au)	Yamakin Co., Ltd.*	JAPAN
Gold (Au)	Yamato Denki Ind. Co., Ltd.	JAPAN
Gold (Au)	Yokohama Metal Co., Ltd.*	JAPAN
Gold (Au)	Yunnan Copper Industry Co., Ltd.	CHINA
Gold (Au)	Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA
Gold (Au)	Zhaojun Maifu	CHINA
Gold (Au)	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Gold (Au)	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold (Au)	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA
Gold (Au)	Zhongshan Poison Material Proprietary Co., Ltd.	CHINA
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold (Au)	Zhuhai toxic materials Monopoly Ltd.	CHINA
Gold (Au)	Zhuzhou Smelting Group Co., Ltd	CHINA
Tantalum (Ta)	ANHUI HERRMAN IMPEX CO.	CHINA
Tantalum (Ta)	Asaka Riken Co., Ltd.*	JAPAN
Tantalum (Ta)	Avon Specialty Metals	UNITED KINGDOM
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum (Ta)	CP Metals Inc.	UNITED STATES OF AMERICA
Tantalum (Ta)	D Block Metals, LLC*	UNITED STATES OF AMERICA
Tantalum (Ta)	Duoluoshan	CHINA
Tantalum (Ta)	E.S.R. Electronics	UNITED STATES OF AMERICA
Tantalum (Ta)	Exotech Inc.*	UNITED STATES OF AMERICA
Tantalum (Ta)	F&X Electro-Materials Ltd.*	CHINA
Tantalum (Ta)	FIR Metals & Resource Ltd.*	CHINA
Tantalum (Ta)	Gannon & Scott	UNITED STATES OF AMERICA
Tantalum (Ta)	Global Advanced Metals	UNITED STATES OF AMERICA
Tantalum (Ta)	Global Advanced Metals Aizu*	JAPAN
Tantalum (Ta)	Global Advanced Metals Boyertown*	UNITED STATES OF AMERICA
Tantalum (Ta)	Guangdong Rising Rare Metals-EO Materials Ltd.*	CHINA
Tantalum (Ta)	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum (Ta)	H.C. Starck GmbH	GERMANY
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum (Ta)	H.C. Starck Inc.*	UNITED STATES OF AMERICA
Tantalum (Ta)	H.C. Starck Surface Technology and Ceramic Powders GmbH	GERMANY
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum (Ta)	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum (Ta)	Jiangxi Tuohong New Raw Material*	CHINA
Tantalum (Ta)	Jiujiang Janny New Material Co., Ltd.	CHINA

Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.*	CHINA
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum (Ta)	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum (Ta)	KEMET Corp.	UNITED STATES OF AMERICA
Tantalum (Ta)	KEMET de Mexico*	MEXICO
Tantalum (Ta)	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum (Ta)	LSM Brasil S.A.	BRAZIL
Tantalum (Ta)	Meta Materials*	REPUBLIC OF NORTH MACEDONIA
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum (Ta)	Mineracao Taboca S.A.*	BRAZIL
Tantalum (Ta)	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Tantalum (Ta)	Nantong Tongjie Electrical Co., Ltd.	CHINA
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum (Ta)	NPM Silmet AS*	ESTONIA
Tantalum (Ta)	Plansee SE	AUSTRIA
Tantalum (Ta)	Plansee SE Liezen	AUSTRIA
Tantalum (Ta)	Plansee SE Reutte	AUSTRIA
Tantalum (Ta)	PM Kalco Inc	UNITED STATES OF AMERICA
Tantalum (Ta)	QuantumClean*	UNITED STATES OF AMERICA
Tantalum (Ta)	Resind Industria e Comercio Ltda.*	BRAZIL
Tantalum (Ta)	Shanghai Jiangxi Metals Co., Ltd.	CHINA
Tantalum (Ta)	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tantalum (Ta)	Taki Chemical Co., Ltd.*	JAPAN
Tantalum (Ta)	TANIOBIS Co., Ltd.*	THAILAND
Tantalum (Ta)	TANIOBIS GmbH*	GERMANY
Tantalum (Ta)	TANIOBIS Japan Co., Ltd.*	JAPAN
Tantalum (Ta)	TANIOBIS Smelting GmbH & Co. KG*	GERMANY
Tantalum (Ta)	Tantalite Resources	SOUTH AFRICA
Tantalum (Ta)	Telex Metals*	UNITED STATES OF AMERICA
Tantalum (Ta)	Tranzact, Inc.	UNITED STATES OF AMERICA
Tantalum (Ta)	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum (Ta)	ULVAC TOHOKU,Inc.	JAPAN
Tantalum (Ta)	ULVAC, Inc.	JAPAN
Tantalum (Ta)	XIMEI RESOURCES (GUANGDONG) LIMITED*	CHINA
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tantalum (Ta)	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum (Ta)	YANZAI ZHAOJIN PRECIOUS METALS CO LTD	CHINA
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum (Ta)	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tin (Sn)	5NPLUS	CANADA
Tin (Sn)	A.M.P.E.R.E	GERMANY
Tin (Sn)	AFICA	FRANCE
Tin (Sn)	AIM Group	CANADA
Tin (Sn)	ALLTECH METAL	FRANCE
Tin (Sn)	Alpha*	UNITED STATES OF AMERICA
Tin (Sn)	Alpha Metals (Taiwan) Inc.	TAIWAN
Tin (Sn)	Amalgamated Metal Corporation PLC	INDONESIA
Tin (Sn)	American Iron and Metal	CANADA
Tin (Sn)	An Thai Minerals Co., Ltd.	VIETNAM
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin (Sn)	Arco Alloys	UNITED STATES OF AMERICA
Tin (Sn)	Asahi Pretec Corporation	JAPAN
Tin (Sn)	Atlas Pacific	UNITED STATES OF AMERICA
Tin (Sn)	Aurubis Netherlands	NETHERLANDS
Tin (Sn)	B T Solders Pvt Ltd	INDIA
Tin (Sn)	Balver Zinn - Josef Jost GmbH & Co.KG	GERMANY
Tin (Sn)	Best Metais	BRAZIL

Tin (Sn)	Brinkmann Chemie AG	GERMANY
Tin (Sn)	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	BRAZIL
Tin (Sn)	Chemtreat Consultant	INDIA
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA
Tin (Sn)	CHIA FAR	TAIWAN
Tin (Sn)	Chifeng Dajingzi Tin Industry Co., Ltd.*	CHINA
Tin (Sn)	China Tin Group Co., Ltd.*	CHINA
Tin (Sn)	Chofu Works	JAPAN
Tin (Sn)	CIMSA, S.A.	SPAIN
Tin (Sn)	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin (Sn)	Colonial Metals, Inc.	UNITED STATES OF AMERICA
Tin (Sn)	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL
Tin (Sn)	COPPER 100	BRAZIL
Tin (Sn)	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin (Sn)	CRM Synergies	SPAIN
Tin (Sn)	CSC Pure Technologies	RUSSIAN FEDERATION
Tin (Sn)	CV Ayi Jaya	INDONESIA
Tin (Sn)	CV Dua Sekawan	INDONESIA
Tin (Sn)	CV Gita Pesona	INDONESIA
Tin (Sn)	CV Makmur Jaya	INDONESIA
Tin (Sn)	CV United Smelting	INDONESIA
Tin (Sn)	CV Venus Inti Perkasa	INDONESIA
Tin (Sn)	Da Nang Processing Import and Export Joint Stock	VIETNAM
Tin (Sn)	DIGI-KEY	UNITED STATES OF AMERICA
Tin (Sn)	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin (Sn)	Dongguan City Xida Soldering Tin Products Co.	CHINA
Tin (Sn)	Dowa*	JAPAN
Tin (Sn)	Eagle Brass	UNITED STATES OF AMERICA
Tin (Sn)	Egli Fischer	SWITZERLAND
Tin (Sn)	Electroloy Metal Pte	CHINA
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin (Sn)	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Tin (Sn)	EM Vinto*	BOLIVIA
Tin (Sn)	Estanho de Rondonia S.A.	BRAZIL
Tin (Sn)	Feinhutte Halsbrucke GmbH	GERMANY
Tin (Sn)	Fenix Metals*	POLAND
Tin (Sn)	Fuji Metal Mining Corp.	JAPAN
Tin (Sn)	Furukawa Electric	JAPAN
Tin (Sn)	Gebrueder Kemper GMBH	GERMANY
Tin (Sn)	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin (Sn)	Gejiu Fengming Metallurgy Chemical Plant*	CHINA
Tin (Sn)	Gejiu Jinye Mineral Company	CHINA
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC*	CHINA
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin (Sn)	Gejiu Yunxi Group Corp.*	CHINA
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CHINA
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.*	CHINA
Tin (Sn)	GROZ Spółka Cywilna	POLAND
Tin (Sn)	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	CHINA
Tin (Sn)	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CHINA
Tin (Sn)	Guangxi Nonferrous Metals Group	CHINA
Tin (Sn)	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA
Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant*	CHINA
Tin (Sn)	H. KRAMER & CO.	UNITED STATES OF AMERICA
Tin (Sn)	Hawkins, Inc.	UNITED STATES OF AMERICA

Tin (Sn)	Hayes Metals Pty Ltd	NEW ZEALAND
Tin (Sn)	Hezhou Jinwei Tin Co., Ltd.	CHINA
Tin (Sn)	High Quality Technology Co., Ltd.	CHINA
Tin (Sn)	HongQiao metal parts	CHINA
Tin (Sn)	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.*	CHINA
Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.*	CHINA
Tin (Sn)	Hulterworth Smelter	CHINA
Tin (Sn)	Hunan Xianghualing tin Co. ltd	CHINA
Tin (Sn)	IBF IND Brasileira de Ferroligas Ltda	BRAZIL
Tin (Sn)	Ind. Minera Mexico	MEXICO
Tin (Sn)	Industrial, Kuon Chen Hardware	TAIWAN
Tin (Sn)	Ing.Josef Kořínek	CZECHIA
Tin (Sn)	i-TSCL	GERMANY
Tin (Sn)	Jean Goldschmidt International	BELGIUM
Tin (Sn)	Jiang Jia Wang Technology Co.	CHINA
Tin (Sn)	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin (Sn)	Jiangxi New Nanshan Technology Ltd.*	CHINA
Tin (Sn)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tin (Sn)	Jin Tian	CHINA
Tin (Sn)	Jin Zhi Dao Tin Co. Ltd.	CHINA
Tin (Sn)	Ju Tai Industrial Co., Ltd.	CHINA
Tin (Sn)	KARAS PLATING LTD	UNITED KINGDOM
Tin (Sn)	KIESOW DR. BRINKMANN	GERMANY
Tin (Sn)	KME France	FRANCE
Tin (Sn)	KME Germany	GERMANY
Tin (Sn)	Koepp Schaum GmbH	GERMANY
Tin (Sn)	LENZ SP.J.	POLAND
Tin (Sn)	LIAN JING	CHINA
Tin (Sn)	Linqu Xianggui Smelter Co., Ltd.	CHINA
Tin (Sn)	LITTELFUSE	UNITED STATES OF AMERICA
Tin (Sn)	Luna Smelter, Ltd.*	RWANDA
Tin (Sn)	M&R Claushuis BV	NETHERLANDS
Tin (Sn)	M/s ECO Tropical Resources	SINGAPORE
Tin (Sn)	Ma An Shan Shu Guang Smelter Corp.	CHINA
Tin (Sn)	Ma'anshan Weitai Tin Co., Ltd.*	CHINA
Tin (Sn)	MacDermid GmbH	GERMANY
Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.*	BRAZIL
Tin (Sn)	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin (Sn)	MANAAS MEYERLARGICAL	INDIA
Tin (Sn)	Materials Eco-Refining Co., Ltd.	JAPAN
Tin (Sn)	MBO	FRANCE
Tin (Sn)	MCP Metalspecialties, Inc	UNITED STATES OF AMERICA
Tin (Sn)	Medeko Cast S.R.O.	SLOVAKIA
Tin (Sn)	Melt Metais e Ligas S.A.*	BRAZIL
Tin (Sn)	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin (Sn)	Metallic Resources, Inc.*	UNITED STATES OF AMERICA
Tin (Sn)	Metallo Belgium N.V.*	BELGIUM
Tin (Sn)	Metallo Spain S.L.U.*	SPAIN
Tin (Sn)	Metallum Group Holding NV	BELGIUM
Tin (Sn)	Metallum Metal Trading Company	SWITZERLAND
Tin (Sn)	Minchali Metal Industry Co., Ltd.	TAIWAN
Tin (Sn)	Mineracao Taboca S.A.*	BRAZIL
Tin (Sn)	Mineral-Metal s.r.o.	CZECHIA
Tin (Sn)	Ming Li Jia smelt Metal Factory	CHINA
Tin (Sn)	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin (Sn)	Minsur*	PERU
Tin (Sn)	Mitsubishi Materials Corporation*	JAPAN

Tin (Sn)	MK Electron	REBUBLIC OF KOREA
Tin (Sn)	Modeltech Sdn Bhd	MALAYSIA
Tin (Sn)	Nathan Trotter & Co INC.	UNITED STATES OF AMERICA
Tin (Sn)	Neuhaus	GERMANY
Tin (Sn)	Ney Metals and Alloys	UNITED STATES OF AMERICA
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin (Sn)	Nihon Superior Co., Ltd.	JAPAN
Tin (Sn)	Nohon Superior Co.,	JAPAN
Tin (Sn)	Nortena de Metales, SA	SPAIN
Tin (Sn)	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin (Sn)	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin (Sn)	Old City Metals Processing Co., Ltd.	CHINA
Tin (Sn)	OMODEO A. E S. METALLEGHE SRL	ITALY
Tin (Sn)	Operaciones Metalurgicas S.A.*	BOLIVIA
Tin (Sn)	Pan Light Corporation	TAIWAN
Tin (Sn)	Phoenix Metal Ltd.	RWANDA
Tin (Sn)	PIREKS	TURKEY
Tin (Sn)	Pongpipat Company Limited	MYANMAR
Tin (Sn)	POONGSAN CORPORATION	REBUBLIC OF KOREA
Tin (Sn)	Precious Minerals and Smelting Limited	INDIA
Tin (Sn)	Prifer Com de Sucata	BRAZIL
Tin (Sn)	PT Alam Lestari Kencana	INDONESIA
Tin (Sn)	PT Aries Kencana Sejahtera	INDONESIA
Tin (Sn)	PT Artha Cipta Langgeng*	INDONESIA
Tin (Sn)	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin (Sn)	PT Babel Inti Perkasa*	INDONESIA
Tin (Sn)	PT Babel Surya Alam Lestari*	INDONESIA
Tin (Sn)	PT Bangka Kudai Tin	INDONESIA
Tin (Sn)	PT Bangka Prima Tin	INDONESIA
Tin (Sn)	PT Bangka Putra Karya	INDONESIA
Tin (Sn)	PT Bangka Serumpun*	INDONESIA
Tin (Sn)	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin (Sn)	PT Bangka Tin Industry	INDONESIA
Tin (Sn)	PT Belitung Industri Sejahtera	INDONESIA
Tin (Sn)	PT BilliTin Makmur Lestari	INDONESIA
Tin (Sn)	PT Bukit Timah	INDONESIA
Tin (Sn)	PT Cipta Persada Mulia	INDONESIA
Tin (Sn)	PT Donna Kembara Jaya	INDONESIA
Tin (Sn)	PT DS Jaya Abadi	INDONESIA
Tin (Sn)	PT Eunindo Usaha Mandiri	INDONESIA
Tin (Sn)	PT Fang Di MulTindo	INDONESIA
Tin (Sn)	PT HANJAYA PERKASA METALS	INDONESIA
Tin (Sn)	PT HP Metals Indonesia	INDONESIA
Tin (Sn)	PT Inti Stania Prima	INDONESIA
Tin (Sn)	PT Justindo	INDONESIA
Tin (Sn)	PT Karimun Mining	INDONESIA
Tin (Sn)	PT Kijang Jaya Mandiri	INDONESIA
Tin (Sn)	PT Koba Tin	INDONESIA
Tin (Sn)	PT Lautan Harmonis Sejahtera	INDONESIA
Tin (Sn)	PT Menara Cipta Mulia*	INDONESIA
Tin (Sn)	PT Mitra Stania Prima*	INDONESIA
Tin (Sn)	PT Mitra Sukses Globalindo	INDONESIA
Tin (Sn)	PT NATARI	INDONESIA
Tin (Sn)	PT O.M. Indonesia	INDONESIA
Tin (Sn)	PT Panca Mega Persada	INDONESIA
Tin (Sn)	PT Premium Tin Indonesia	INDONESIA
Tin (Sn)	PT Prima Timah Utama*	INDONESIA

Tin (Sn)	PT Rajawali Rimba Perkasa*	INDONESIA
Tin (Sn)	PT Rajehan Ariq*	INDONESIA
Tin (Sn)	PT Refined Bangka Tin*	INDONESIA
Tin (Sn)	PT Sariwiguna Binasentosa	INDONESIA
Tin (Sn)	PT Seirama Tin Investment	INDONESIA
Tin (Sn)	PT Singkep Times Utama	INDONESIA
Tin (Sn)	PT Stanindo Inti Perkasa*	INDONESIA
Tin (Sn)	PT Sukses Inti Makmur	INDONESIA
Tin (Sn)	PT Sumber Jaya Indah	INDONESIA
Tin (Sn)	PT Supra Sukses Trinusa	INDONESIA
Tin (Sn)	PT Tanloaug Tinah	INDONESIA
Tin (Sn)	PT Timah	INDONESIA
Tin (Sn)	PT Timah Nusantara	INDONESIA
Tin (Sn)	PT Timah Tbk	INDONESIA
Tin (Sn)	PT Timah Tbk Kundur*	INDONESIA
Tin (Sn)	PT Timah Tbk Mentok*	INDONESIA
Tin (Sn)	PT Tinindo Inter Nusa*	INDONESIA
Tin (Sn)	PT Tirus Putra Mandiri	INDONESIA
Tin (Sn)	PT Tommy Utama	INDONESIA
Tin (Sn)	PT Wahana Perkit Jaya	INDONESIA
Tin (Sn)	PT Yinchendo Mining Industry	INDONESIA
Tin (Sn)	Rahman Hydraulic Tin Sdn Bhd	MALAYSIA
Tin (Sn)	Resind Industria e Comercio Ltda.*	BRAZIL
Tin (Sn)	REYNOLDS	FRANCE
Tin (Sn)	ROHM & HAAS	UNITED STATES OF AMERICA
Tin (Sn)	Rui Da Hung*	TAIWAN
Tin (Sn)	Samhwa non-ferrorus Metal ind.co.ltd	REBUBLIC OF KOREA
Tin (Sn)	SAN-ETSU METALS	JAPAN
Tin (Sn)	SARBAK	TURKEY
Tin (Sn)	Senju Metal Industry Co., Ltd.	JAPAN
Tin (Sn)	Sevotrans	GERMANY
Tin (Sn)	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
Tin (Sn)	Shang you xin mao Tin Company Ltd	CHINA
Tin (Sn)	Shanghai Hubao Coppe	CHINA
Tin (Sn)	ShangHai YueQiang Metal Products Co., LTD	CHINA
Tin (Sn)	Shaoxing Tianlong Tin Materials Co., Ltd	CHINA
Tin (Sn)	Shen Mao Solder (M) Sdn. Bhd	TAIWAN
Tin (Sn)	Shenghwa Industries, Yuang-Hsian Metal	TAIWAN
Tin (Sn)	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA
Tin (Sn)	Sichuan Guanghan Jiangnan casting smelters	CHINA
Tin (Sn)	Sigma Tin Alloy Co., Ltd.	CHINA
Tin (Sn)	Sizer Metals PTE Ltd	SINGAPORE
Tin (Sn)	Soft Metais Ltda.*	BRAZIL
Tin (Sn)	Solder Court Ltd.	CHINA
Tin (Sn)	SORIMETAL	FRANCE
Tin (Sn)	Spectro Alloys Corp.	UNITED STATES OF AMERICA
Tin (Sn)	Super Ligas	BRAZIL
Tin (Sn)	Suzhou Nuonengda Chemical Co., Ltd.	CHINA
Tin (Sn)	Swissmetal	SWITZERLAND
Tin (Sn)	Swopes Salvage	UNITED STATES OF AMERICA
Tin (Sn)	Taicang City Nancang Metal Material Co., Ltd.	CHINA
Tin (Sn)	Taiwan high-tech Co., Ltd.	TAIWAN
Tin (Sn)	Taiwan Huanliang	TAIWAN
Tin (Sn)	Taiwan's lofty Enterprises Ltd.	TAIWAN
Tin (Sn)	Tamura	JAPAN
Tin (Sn)	TAP	UNITED STATES OF AMERICA
Tin (Sn)	Technic	UNITED STATES OF AMERICA
Tin (Sn)	Teck Metals LTD	CANADA

Tin (Sn)	Termomecanica	BRAZIL
Tin (Sn)	Thai Nguyen Mining and Metallurgy Co., Ltd.*	VIETNAM
Tin (Sn)	Thailand Mine Factory	THAILAND
Tin (Sn)	Thaisarco*	THAILAND
Tin (Sn)	Three green surface technology limited company	CHINA
Tin (Sn)	ThyssenKrupp Steel	UNITED STATES OF AMERICA
Tin (Sn)	Tianshui Ling Bo Technology Co., Ltd.	CHINA
Tin (Sn)	TIN PLATING GEJIU	CHINA
Tin (Sn)	Tin Technology & Refining*	UNITED STATES OF AMERICA
Tin (Sn)	TODINI AND CO SPA	ITALY
Tin (Sn)	TONG LONG	CHINA
Tin (Sn)	Top-Team Technology (Shenzhen) Ltd.	CHINA
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin (Sn)	Umicore Galvanotechnik GmbH	GERMANY
Tin (Sn)	Untracore Co., Ltd.	THAILAND
Tin (Sn)	Vitkovicke slevarny	CZECHIA
Tin (Sn)	VQB Mineral and Trading Group JSC	VIETNAM
Tin (Sn)	Watanabe Plating co.	JAPAN
Tin (Sn)	WELLEY	TAIWAN
Tin (Sn)	Westfalenzinn	GERMANY
Tin (Sn)	Westmetall GmbH & Co. KG	GERMANY
Tin (Sn)	White Solder Metalurgia e Mineracao Ltda.*	BRAZIL
Tin (Sn)	Winter Metalle GmbH	GERMANY
Tin (Sn)	WUJIANG CITY LUXE TIN FACTORY	CHINA
Tin (Sn)	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA
Tin (Sn)	Xianghualing Tin Industry Co., Ltd.	CHINA
Tin (Sn)	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA
Tin (Sn)	XURI	CHINA
Tin (Sn)	Yifeng Tin	CHINA
Tin (Sn)	Yiquan Manufacturing	CHINA
Tin (Sn)	Yuecheng Tin Co., Ltd.	CHINA
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA
Tin (Sn)	Yunnan Chengo Electric Smelting Plant	CHINA
Tin (Sn)	Yunnan Copper Zinc Industry Co., Ltd.	CHINA
Tin (Sn)	Yunnan Geiju Smelting Corp.	CHINA
Tin (Sn)	Yunnan Industrial Co., Ltd.	CHINA
Tin (Sn)	Yunnan Malipo Baiyi Kuangye Co.	CHINA
Tin (Sn)	Yunnan Tin Company Limited	CHINA
Tin (Sn)	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	CHINA
Tin (Sn)	Zhongshan Jinye Smelting Co., Ltd	CHINA
Tin (Sn)	Zhongshan Jinye Smelting Co.,Ltd	CHINA
Tungsten (W)	A.L.M.T. Corp.*	JAPAN
Tungsten (W)	ACL Metais Eireli*	BRAZIL
Tungsten (W)	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten (W)	Artek LLC	RUSSIAN FEDERATION
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.*	VIETNAM
Tungsten (W)	BESEEM MINING CO., LTD.	CHINA
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten (W)	China Minmetals Non-ferrous Metals Holding Co., Ltd.	CHINA
Tungsten (W)	China Molybdenum Tungsten Co., Ltd.*	CHINA
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten (W)	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten (W)	CP Metals Inc.	UNITED STATES OF AMERICA
Tungsten (W)	Cronimet Brasil Ltda	BRAZIL
Tungsten (W)	DAIDO STEEL	JAPAN
Tungsten (W)	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA

Tungsten (W)	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten (W)	Fujian Ganmin RareMetal Co., Ltd.*	CHINA
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten (W)	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Haichuang Tungsten Co., Ltd.*	CHINA
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten (W)	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten (W)	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten (W)	GEM Co., Ltd.	CHINA
Tungsten (W)	Global Tungsten & Powders Corp.*	UNITED STATES OF AMERICA
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten (W)	H.C. Starck Group	GERMANY
Tungsten (W)	H.C. Starck Tungsten GmbH*	GERMANY
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CHINA
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten (W)	Hunan Litian Tungsten Industry Co., Ltd.*	CHINA
Tungsten (W)	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Tungsten (W)	Japan New Metals Co., Ltd.*	JAPAN
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten (W)	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten (W)	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten (W)	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tungsten (W)	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten (W)	Kennametal Fallon*	UNITED STATES OF AMERICA
Tungsten (W)	Kennametal Huntsville*	UNITED STATES OF AMERICA
Tungsten (W)	KGETS Co., Ltd.*	REBUBLIC OF KOREA
Tungsten (W)	Lianyou Metals Co., Ltd.*	TAIWAN
Tungsten (W)	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	CHINA
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten (W)	Masan High-Tech Materials*	VIETNAM
Tungsten (W)	Mehra Ferro-Alloys Pvt. Ltd.	INDIA
Tungsten (W)	Moliren Ltd.*	RUSSIAN FEDERATION
Tungsten (W)	Niagara Refining LLC*	UNITED STATES OF AMERICA
Tungsten (W)	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.*	PHILIPPINES
Tungsten (W)	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten (W)	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM
Tungsten (W)	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten (W)	TANIOBIS Smelting GmbH & Co. KG*	GERMANY
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.*	VIETNAM
Tungsten (W)	Toshiba Material Co., Ltd.	JAPAN
Tungsten (W)	Tungsten Diversified Industries LLC	UNITED STATES OF AMERICA
Tungsten (W)	Unecha Refractory metals plant*	RUSSIAN FEDERATION
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten (W)	Wolfram Bergbau und Hutten AG*	AUSTRIA

Tungsten (W)	WOLFRAM Company CJSC	RUSSIAN FEDERATION
Tungsten (W)	Woltech Korea Co., Ltd.*	REBUBLIC OF KOREA
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten (W)	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CHINA
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten (W)	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA
Tungsten (W)	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA

Annex B

Countries of origin of the Conflict Minerals in the 2020 Ribbon Products are believed to include:

Location of Mine(s)
Afghanistan
Albania
Amazon
Angola
Antauta
Argentina
Armenia
Asia-Pacific
Australia
Austria
Azerbaijan
Bangka
Belgium
Bermuda
Bolivia
Brazil
Bulgaria
Burkina Faso
Burundi
Butterworth
Cambodia
Canada
Central African Republic
Changlong Town
Chile
China
Colombia
Congo (Brazzaville)
Czech Republic
Democratic Republic of Congo
Djibouti
East Kazakhstan
East Perth
Ecuador
Egypt
England
Estonia
Ethiopia
Finland
France
Georgia
Germany
Ghana
Guinea
Guyana
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Italy
Ivory Coast

Japan
Jersey
Jiangxi
Kansai
Katanga
Kazakhstan
Kenya
Kinshasa
Korea
Krasnoyarsk Krai
Kyrgyzstan
Laos
Liberia
Luxembourg
Madagascar
Malaysia
Mali
Mauritania
Merrimack
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Niger
Nigeria
Oruro
Papua New Guinea
Paracas
Penang
Peru
Philippines
Poland
Portugal
Potosí
Rodovia
Russian Federation
Rwanda
Ryazan
Saitama
Saudi Arabia
Shanghai
Sierra Leone
Singapore
Slovakia
South Africa
South Sudan
Spain
Sudan
Sungailiat
Suriname
Sweden
Switzerland
Taiwan
Tajikistan

Tanzania
Thailand
Turkey
Uganda
United Arab Emirates
United States of America
Uzbekistan
Vales
Vietnam
Zambia
Zimbabwe